Exhibit 4.1


                       FIRST AMENDMENT TO RIGHTS AGREEMENT

           This First Amendment to Rights Agreement, dated as of July 17, 2003 (this "Amendment"), is entered into by and between SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), and Mellon Investor Services LLC ("Mellon") with reference to the following facts:

                                    RECITALS

     A. The Company and Mellon entered into a Rights Agreement on July 25, 1997 (the "Rights Agreement").

           B. Section 27 of the Rights Agreement provides that, for so long as the Rights (as defined in the Rights Agreement) are then redeemable, the Company may, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights.

           C. The Company's Board of Directors has approved the amendment of the Rights Agreement to terminate the exercisability of the Rights hereunder and to terminate the Rights Agreement and any rights of holders of the Rights hereunder, effective upon the consummation of the reincorporation of the Company from California to Delaware (the "Reincorporation").

                                    AGREEMENT

           NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. Section 7(a) of the Rights Agreement shall be amended and restated in its entirety to read as follows:

           "7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

           (a) Subject to Section 11(a)(ii) hereof, the Rights shall become exercisable, and may be exercised to purchase Preferred Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104, Attn: Relationship Manager, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, before the earlier of: (i) the completion of both (x) the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware merging SciClone Pharmaceuticals, Inc., a California corporation ("SciClone California") with and into SciClone Pharmaceuticals, Inc., a Delaware corporation ("SciClone Delaware") in accordance with the applicable provisions of the Delaware General Corporation Law (the "Delaware Certificate of Merger"); and (y) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of California in accordance with the provisions of the California Corporations Code effecting the


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Reincorporation (the "Reincorporation Termination Date"), (ii) the Close of
Business on July 24, 2007 (the "Final Expiration Date"), (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the "Redemption Date"), or (iv) the time at which all such Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date")."

           2. Section 6(a) of the Rights Agreement shall be amended and restated in its entirety to read as follows:

           "6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                     (a) Subject to the provisions of Sections 7(e), 11(a)(ii) and 14 hereof, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be (i) transferred or (ii) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock or other securities as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purposes with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature guaranteed by a member of a securities approved medallion program. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the designated office of the Rights Agent. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 11 and 14 hereof, countersign (by manual or facsimile signature) and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates."

     3. Section 23(a) of the Rights Agreement shall be amended and restated in its entirety to read as follows:

           "23.      Redemption.

                     (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the first occurrence of a Flip-In Event or (y) the Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price")."


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           4. A new Section 34 is hereby added to read in its entirety as follows:

           "34. Effect of the Delaware Certificate of Merger; Termination of Rights Agreement.

                     As a result of the filing of the Delaware Certificate of Merger with both the Secretary of State of the State of Delaware and the Secretary of State of the State of California, as described in
           Section 7(a) hereof, this Rights Agreement will be immediately terminated and shall be of no further force and effect, and the Rights shall no longer be outstanding and no holder of a Right shall have any further rights hereunder."

           5. Except as specifically provided in this Amendment, the Rights Agreement, and all the provisions contained therein, remain intact and in full force and effect.

           6. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement. Each reference to a section number shall, unless otherwise expressly provided herein, refer to such enumerated section of the Rights Agreement.

           7. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when all or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereto as signatories.

           8. The Company hereby certifies that on the date hereof the Rights are redeemable.



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           IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date and year first written above.


                            SciClone Pharmaceuticals, Inc.

                            By:  /s/ Donald R. Sellers
                                 ------------------------
                                 Name:  Donald R. Sellers
                                 Title:  Chief Executive Officer and President

                            Mellon Investor Services LLC

                            By:
                                     Name:  _________________________
                                     Title:  __________________________